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Exhibit 23.1

                      Consent of Independent Accountants
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 of our report dated March 12, 1999, except as to Note 3, which is as of April 29, 1999 relating to the financial statements and financial statement schedule, which appears in The Right Start, Inc.'s Annual Report on Form 10-K/A for the year ended January 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Los Angeles, California
July 28, 1999